Exhibit 24

POWER OF ATTORNEY
and

CONFIRMING STATEMENT


The undersigned hereby authorizes and
designates each of Olga Conley, Linda
Trudel and Maura Keating, acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission (the "Commission") as a result of the undersigned's ownership of or transaction in securities of The J. Jill Group, Inc.
and to file a copy of this Power of
Attorney and Confirming Statement
with the Commission if necessary or
desirable to do so. The authority of
Ms. Conley, Ms.Trudel and Ms. Keating
under this Statement shall continue
until the undersigned is no longer
required to file Forms 3, 4 and 5 with
regard to the undersigned's ownership of or transactions in securities of
The J. Jill Group, Inc., unless earlier
revoked in writing. The undersigned
acknowledges that Ms. Conley, Ms.
Trudel and Ms. Keating are not
assuming any of the undersigned's
responsibilities to comply
with Section 16 of the Securities
Exchange Act of 1934.



Date: 9/13/02
John J. Hayes
Print Name

/s/ John J. Hayes
Signature